UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EQT CORPORATION

(Name of the Registrant as Specified In Its Charter)

Toby Z. Rice

Derek A. Rice

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 13, 2019, Toby Z. Rice and Derek A. Rice issued the following press release.

IMPORTANT INFORMATION

Toby Z. Rice and Derek A. Rice, as well as certain of their affiliates, may file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of EQT Corporation (“EQT”) for use at EQT’s 2019 annual meeting of stockholders. TOBY Z. RICE AND DEREK A. RICE STRONGLY ADVISE ALL SECURITY HOLDERS OF EQT TO READ ANY SUCH PROXY STATEMENT IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Any such proxy statement, if and when filed, and any other relevant documents will be available at no charge on the SEC’s website at http://www.sec.gov/.

PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are, or may be deemed to be, participants in the potential proxy solicitation: Toby Z. Rice and Derek A. Rice. Toby Z. Rice holds a total of 400,000 shares of common stock, both directly and indirectly, in EQT, and Derek A. Rice holds a total of 272,651 shares of common stock, both directly and indirectly, in EQT. In addition, Toby Z. Rice and Derek A. Rice are potential beneficiaries of the Rice Energy 2016 Irrevocable Trust, which holds a total of 5,676,000 shares of EQT’s common stock.

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Rice Requests EQT Board Hold Annual Meeting in April

Carnegie, PA, February 13, 2019 — Toby Z. Rice and Derek A. Rice, shareholders of EQT Corporation (NYSE: EQT), today sent a letter to the Board of Directors of EQT requesting that it commit to holding the 2019 Annual Meeting of Shareholders of EQT Corporation in April as it did every year before 2018.

The letter follows:

Board of Directors

EQT Corporation

EQT Plaza

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222

Dear Members of the Board:

The Rice Team is writing to you today to ask that EQT Corporation (NYSE: EQT) (“EQT”) hold its 2019 Annual Meeting in April, as the Company has for decades. We are making this request for one simple reason: because it is in the best interests of EQT and all its stakeholders for shareholders to timely decide EQT’s path forward.

It remains our preference to work with the Board in order to reach a constructive solution that capitalizes on the unique and proven operational expertise of the Rice Team and helps EQT realize its full potential. However, as we have made clear, should the Board choose an alternate path and decide not to engage with us, we are ready to nominate highly-qualified director candidates and allow shareholders to vote at the meeting.

Regardless of whether you agree with our views or our publicly stated plan for the Company, the fact is that further delaying a resolution to this situation benefits no one. EQT needs a clear path forward and the matters facing the Company are urgent. The meeting was only moved to June last year due to circumstances related to the spinoff of the midstream business, and this scheduling anomaly should not serve as an excuse. As such, shareholders should be able to have their voices heard in April, as they always have been. We know that other shareholders have publicly and privately shared their support for this view, and we sincerely hope that you appreciate our position and decide to hold the meeting in April without further delay.

Respectfully,

Toby Z. Rice                                           Derek A. Rice

Further information regarding the Rice Team plan can be viewed at www.EQTPathForward.com.

IMPORTANT INFORMATION

Toby Z. Rice and Derek A. Rice, as well as certain of their affiliates, may file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of EQT for use at EQT’s 2019 annual meeting of stockholders. TOBY Z. RICE AND DEREK A. RICE STRONGLY ADVISE ALL

SECURITY HOLDERS OF EQT TO READ ANY SUCH PROXY STATEMENT IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Any such proxy statement, if and when filed, and any other relevant documents will be available at no charge on the SEC’s website at http://www.sec.gov/.

PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are, or may be deemed to be, participants in the potential proxy solicitation: Toby Z. Rice and Derek A. Rice. Toby Z. Rice holds a total of 400,000 shares of common stock, both directly and indirectly, in EQT, and Derek A. Rice holds a total of 272,651 shares of common stock, both directly and indirectly, in EQT. In addition, Toby Z. Rice and Derek A. Rice are potential beneficiaries of the Rice Energy 2016 Irrevocable Trust, which holds a total of 5,676,000 shares of EQT’s common stock.

Contacts:

For Investor Inquiries:

Kyle Derham

kyle@teamrice.com

For Media Inquiries:

Sard Verbinnen & Co

Jim Barron: 212-687-8080

Frances Jeter 832.680.5120